EXHIBIT 99(i)

Statement Under Oath of Principal Executive Officer and
Principal Financial Officer Regarding Facts and Circumstances
Relating to Exchange Act Filings

I, Robert L. Bagby, state and attest that:

(1)  To the best of my knowledge, based upon a review of the covered reports of
       A.G. Edwards, Inc., and, except as corrected or supplemented in a subsequent covered report:

     No covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

     No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)  I have reviewed the contents of this statement with the Company's audit committee.

(3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

     Annual Report on Form 10-K for the fiscal year ended February 28, 2002 of A.G. Edwards, Inc.

     All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of
     A.G. Edwards, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

     Any amendments to any of the foregoing.

Dated: October 8, 2002

/s/Robert L. Bagby
        Robert L. Bagby
Chairman of the Board and
Chief Executive Officer

Subscribed and sworn to before
me this 8th day of October 2002

/s/Linda M. Staten
Notary Public

My Commission Expires: May 6, 2003

Linda M. Staten
Notary Public - Notary Seal
State of Missouri
City of St. Louis
My Commission Expires: May 6, 2003